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                                                                     Exhibit 4.6




                            Name of Optionee:___________________________________
                                                                (the "Optionee")


                    STEWART INFORMATION SERVICES CORPORATION

                   AMENDED AND RESTATED STOCK OPTION AGREEMENT


  (Includes all options granted through the date hereof to the Optionee under all stock option plans of the Company)

         Stewart Information Services Corporation (the "Company") has granted to the Optionee options to purchase the number of shares of common stock, $1.00 par value, of the Company set forth on Annex A hereto. Annex A also sets forth the stock option plan of the Company under which such options were granted, the dates of grant, the prices at which such options are exercisable, the dates on which such options first became or will become exercisable, the expiration date of such options and whether such options are intended to be incentive stock options governed by Section 422 of the Internal Revenue Code of 1986, as amended.

         Each option reflected on Annex A is subject to all the terms and conditions of the stock option plan under which it was granted.

         By accepting the options reflected on Annex A, the Optionee agrees to be bound by all of the terms and conditions of the stock option plans of the Company under which such options were granted.

         The options reflected in Annex A are cumulative of and restate, and are not in addition to, any options heretofore reflected in any stock option agreement between the Company and the Optionee. Annex A reflects all options granted by the Company to the Optionee through the date hereof.

         Dated the ______ day of _______________________, 199____.



                              STEWART INFORMATION SERVICES CORPORATION



                              By
                                -----------------------------------------------
                              Name:
                                    -------------------------------------------
                              Title:
                                    -------------------------------------------

ACCEPTED:



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               Optionee


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                Date



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